As filed with the Securities and Exchange Commission on March 30, 2012.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAL-MAINE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	64-0500378
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

3320 Woodrow Wilson Drive

Jackson, MS 39209

(Address of Principal Executive Offices)(Zip Code)

Cal-Maine Foods, Inc. KSOP

(Full title of the plan)

Robert L. Holladay, Esq.

Vice President and General Counsel

Cal-Maine Foods, Inc.

3320 Woodrow Wilson Drive

Jackson, MS 39209

(601) 948-6813

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	556,151 shares	$40.455	$22,499,089	$2,578.40

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Cal-Maine Foods, Inc. (the “Company”) that may become issuable under the Cal-Maine Foods, Inc. KSOP (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company’s outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register these plan interests.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (subsections (c) and (h)) under the Securities Act on the basis of the average of the high and low prices of the registrant’s common stock traded on the NASDAQ Global Market on March 26, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The document containing the information specified in Part I of Form S-8 will be sent or given to participants in the Cal-Maine Foods, Inc. KSOP (the “Plan”), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). This document is not being filed with the Commission, but constitutes (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. Cal-Maine Foods, Inc. (the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all of the documents included in that file.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company shall furnish without charge to each participant in the Plan, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, as well as any documents required to be delivered to participants pursuant to Rule 428(b) under the Securities Act. Requests should be directed to Cal-Maine Foods, Inc., Attn: Corporate Secretary, 3320 Woodrow Wilson Drive, Jackson, MS 39209, telephone number (601) 948-6813.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents previously filed by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) (File No. 000-04892) are incorporated in this registration statement by reference and will be deemed to be a part hereof:

(a)          The Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2011;

(b)          The Company’s Quarterly Reports on Form 10-Q for the quarters ended August 27, 2011, November 26, 2011 and February 25, 2012;

(c)          The Company’s Current Reports on Form 8-K dated September 23 and September 30, 2011, and its Form 8-K/A dated December 22, 2011, filed pursuant to the Exchange Act;

(d)          All other reports filed by the Company with the Commission since May 28, 2011, pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(e)          The description of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), contained in Exhibit 1, “Amendment to Article Four of the Certificate of Incorporation of Cal-Maine Foods, Inc.” as set forth, and discussed, in the Company’s Proxy Statement for Special Meeting of Shareholders held April 14, 2004.

In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold (excluding any information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K), shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall not be deemed incorporated by reference in this registration statement and shall not be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company may indemnify its directors, officers and certain other persons to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time-to-time. In that connection, Article VII of the Company’s By-laws contains indemnification and advancement of expenses provisions generally providing that the Company will indemnify its directors, officers, employees and agents to the fullest extent permitted under Section 145 of the Delaware General Corporation Law in connection with any threatened, pending or completed action, suit or proceeding against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal proceeding, have no reasonable cause to believe their conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

For a list of all exhibits filed or included as part of this registration statement, see “Index to Exhibits” at the end of this registration statement.

ITEM 9. UNDERTAKINGS.

(a)  The Company hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)   The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

(d)   The Company undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on this 30th day of March, 2012.

CAL-MAINE FOODS, INC.

By:	/s/ Adolphus B. Baker
Adolphus B. Baker
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adolphus B. Baker and/or Timothy A. Dawson his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Adolphus B. Baker	President, Chief Executive Officer and Director	March 30, 2012
Adolphus B. Baker	(Principal Executive Officer)

/s/ Timothy A. Dawson	Vice President, Chief Financial	March 30, 2012
Timothy A. Dawson	Officer, and Director (Principal Financial Officer)

/s/ Charles F. Collins	Vice President and Controller	March 30, 2012
Charles F. Collins	(Principal Accounting Officer)

/s/ Letitia C. Hughes	Director	March 30, 2012
Letitia C. Hughes

/s/ James E. Poole	Director	March 30, 2012
James E. Poole

/s/ Steve W. Sanders	Director	March 30, 2012
Steve W. Sanders

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The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on this 30th day of March, 2012.

CAL-MAINE FOODS, INC. KSOP

By:	/s/ Linda Karen Ashker
	Name:	Linda Karen Ashker
	Title:	Member, Cal-Maine Foods, Inc. KSOP
Administrative Committee

By:	/s/ Charles F. Collins
	Name:	Charles F. Collins
	Title:	Member, Cal-Maine Foods, Inc. KSOP
Administrative Committee

By:	/s/ Allen E. Holland
	Name:	Allen E. Holland
	Title:	Member, Cal-Maine Foods, Inc. KSOP
Administrative Committee

By:	/s/ Timothy A. Dawson
	Name:	Timothy A. Dawson
	Title:	Member, Cal-Maine Foods, Inc. KSOP
Administrative Committee

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INDEX TO EXHIBITS

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)

4.2	Amendment to Article 4 of the Certificate of Incorporation of Registrant.(2)

4.3	By-Laws of the Registrant, as amended.(3)

4.4	Cal-Maine Foods, Inc. KSOP, as amended and restated, effective April 1, 2012.*

4.5	Cal-Maine Foods, Inc. KSOP Trust, as amended and restated, effective April 1, 2012.*

5.1	In lieu of filing an opinion of counsel as to compliance of the Plan with ERISA or an IRS determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undertaking permitted by Item 8(b) of Form S-8 is included in Item 9(d) of this registration statement.

23	Consent of Frost, PLLC.*

24	Powers of Attorney. (Included in signature page to this registration statement.)

* Filed herewith.

(1) Incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement (File No. 333-14809).

(2) Incorporated by reference to Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2004.

(3) Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed August 17, 2007.

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